As filed with the Securities and Exchange Commission on April _____, 2000
                                                   Registration No. ____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            _________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ____________________________

                         FUSION NETWORKS HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                       51-0393382
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              8115 N.W. 29th Street
                              Miami, Florida 33122
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                 IDM Environmental Corp. 1993 Stock Option Plan

                 IDM Environmental Corp. 1995 Stock Option Plan

     IDM Environmental Corp. 1998 Comprehensive Stock Option and Award Plan

          IDM Environmental Corp. Executive Stock Option Granted Under
                             Employment Agreements

                  Fusion Networks, Inc. 1999 Stock Option Plan
                 ----------------------------------------------
                            (Full title of the plans)

                                                                  Copy to:
                Joel Freedman                                 Michael Sanders
         Fusion Networks Holdings, Inc.                     Vanderkam & Sanders
                 P.O. Box 388                                 440 Louisiana
            396 Whitehead Avenue                                 Suite 475
       South River, New Jersey 08882                        Houston, Texas 77010
                (732) 390-9550                                (713) 547-8900
       ----------------------------------
         (Name, address and telephone
          number of agent for service)

     Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.



                              CALCULATION OF REGISTRATION FEE
============================================================================================
   Title of securities    Amount to be       Proposed         Proposed
    to be registered     registered (5)  maximum offering     maximum          Amount of
                                             price per       aggregate        registration
                                              share        offering price         fee
--------------------------------------------------------------------------------------------

Common Stock, $.00001
par value (1)              3,452,177          (2)       $22,903,391.00 (2)    $     6,046.50
--------------------------------------------------------------------------------------------
Common Stock, $.00001
par value (3)              4,035,546   $ 4.38 (4)       $17,675,691.48 (4)    $     4,666.38
--------------------------------------------------------------------------------------------
   Total                                                $40,579,082.48        $    10,712.88
============================================================================================

(1) This subtotal represents the sum of shares issuable upon exercise of presently outstanding options that have been granted by IDM Environmental Corp. ("IDM") and by Fusion Networks, Inc. ("Fusion") under the IDM 1993
     Stock Option Plan, the IDM 1995 Stock Option Plan, the IDM 1998 Comprehensive Stock Option and Award Plan, various stock option grants of IDM under Employment Agreements and the Fusion Networks 1999 Stock Option Plan. All of the foregoing options were assumed by Fusion Networks Holdings, Inc. (the "Registrant") in connection with the closing of the merger of IDM Merger Subsidiary, Inc., a wholly owned subsidiary of the Registrant, with and into IDM and the merger of IDM/FNI Acquisition Corporation, a wholly-owned subsidiary of the Registrant, with and into Fusion under which IDM and Fusion will become wholly-owned subsidiaries of the Registrant.

(2) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 1 above.

(3) This subtotal represents the sum of shares issuable upon exercise of options that have not yet been granted under the IDM 1993 Stock Option Plan, the IDM 1995 Stock Option Plan, the IDM 1998 Comprehensive Stock Option and Award Plan, and the Fusion Networks 1999 Stock Option Plan, as of the date of this Registration Statement.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the common stock of IDM as reported on the Nasdaq SmallCap Market on April 12, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(5)  An  undetermined   number  of  additional  shares  may  be  issued  if  the
     antidilution provisions of the options described in note 1 above become operative.

                             INTRODUCTORY STATEMENT

     Fusion Networks Holdings, Inc., a Delaware corporation (the "Registrant"), is filing this Form S-8 Registration Statement relating to shares of common stock $.00001 par value per share, of the Registrant (the "Common Stock") deliverable to holders of options to purchase shares of common stock of IDM Environmental Corp. ("IDM") and holders of options to purchase shares of common stock of Fusion Networks, Inc. ("Fusion"), which options were converted into options to purchase shares of Common Stock upon the effective time of the merger of IDM Merger Subsidiary, Inc., a wholly owned subsidiary of the Registrant, with and into IDM on April 13, 2000 and the merger of IDM/FNI Acquisition Corporation, a wholly-owned subsidiary of the Registrant, with and into Fusion on March 28, 2000. The shares of Common Stock are deliverable upon the exercise of stock options granted, or to be granted, under the IDM 1993 Stock Option Plan, the IDM 1995 Stock Option Plan, the IDM 1998 Comprehensive Stock Option and Award Plan, various stock option grants of IDM under Employment Agreements and the Fusion Networks 1999 Stock Option Plan (collectively, the "Plans").

     On April 13, 2000, IDM Merger Subsidiary, Inc., a wholly-owned subsidiary of the Registrant, was merged with and into IDM (the "Holding Company Reorganization") and IDM/FNI Acquisition Corp., a wholly-owned subsidiary of the Registrant, was merged with and into Fusion (the "Merger"). As a result of the Holding Company Reorganization and Merger, IDM and Fusion have each become wholly-owned subsidiaries of the Registrant and each outstanding share of common stock of IDM (the "IDM Common Stock") and of Fusion (the "Fusion Common Stock") has been converted into one share of Common Stock. Prior to the Holding Company Reorganization and Merger, outstanding options granted pursuant to the Plans were exercisable for shares of IDM Common Stock or Fusion Common Stock, as appropriate. Pursuant to the Holding Company Reorganization and Merger, the Registrant assumed the outstanding stock options granted under the Plans (whether vested or unvested) and, following the Holding Company Reorganization and Merger, each such stock option constitutes an option (a "Substitute Option") to acquire shares of Common Stock. Substitute Options generally have the same terms and conditions as were applicable to the predecessor options prior to the Holding Company Reorganization and Merger.

================================================================================

                                     Part I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information

     Information required by Item 1 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

Item 2. Registration Information and Employee Plan Annual Information

     Information required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

PROSPECTUS


                         FUSION NETWORKS HOLDINGS, INC.

                          ----------------------------

                                1,627,500 Shares
                                  Common Stock

                           ---------------------------


     Fusion Networks Holdings, Inc. (the "Company") has prepared this prospectus for use by the selling stockholders listed on page 16 of this prospectus to allow them to sell such shares without restriction. The selling stockholders have indicated that sales may be made by the methods described in the section entitled "Plan of Distribution" in this prospectus. We will file a supplemental prospectus if required to do so by applicable securities laws to describe specific sales of shares or to identify any selling stockholders not listed in this prospectus.

     Our common stock (the "Common Stock") trades on the Nasdaq National Market under the symbol "FUSN." We may be deemed to be the successor to IDM Environmental Corp., which was acquired by merger with a subsidiary of the Company on April 13, 2000. Prior to the acquisition of IDM, IDM's common stock traded on the Nasdaq SmallCap Market under the symbol "IDMC". On April 12, 2000, the last reported sale price of the common stock of IDM was $4.38 per share.

     We will not receive any portion of the proceeds resulting from the sale of the shares offered by the selling stockholders under this prospectus. In addition, we will pay for certain of the expenses relating to the registration of the shares. See "Plan of Distribution" and "Selling Stockholders."

     Any sales by the Selling Shareholders will be made subject to certain volume limitations. During any three month period during which this Prospectus is effective, each Selling Shareholder and affiliates may sell a maximum of the greater of one percent of the outstanding Common Stock of the Company or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date of the sale.

     Our principal executive offices are located at 8115 N.W. 29th Street, Miami, Florida 33122, and our telephone number is (305) 477-6701.

                        --------------------------------

        You should carefully consider the "Risk Factors" on pages 4 - 15 of this Prospectus before deciding to buy our securities.

                        --------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved of the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is April ___, 2000.

                                TABLE OF CONTENTS

                                                                      Page
                                                                     ------


Where You Can Find More Information..............................       3

Our Business.....................................................       4

Risk Factors.....................................................       4

Use of Proceeds..................................................      16

Selling Stockholders.............................................      16

Plan of Distribution.............................................      16

Legal Matters....................................................      17

Experts..........................................................      17


                      -------------------------------------


     We have not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of the date hereof.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-8 with the SEC to register the securities offered hereby. This prospectus does not contain all of the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement for further information about us and the securities the selling stockholder is offering. Statements made in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of those contracts or other documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC's website at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

     SEC rules allow us to include some of the information required to be in the registration statement by incorporating that information by reference to other documents we file with them. That means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 until all of the securities covered by this prospectus are sold:

     (a) The Company's Form 424(b) Prospectus (Commission File No. 333-92949) filed February 29, 2000;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

     (c)  The description of securities  included in Form S-4 declared effective
          by  the  Commission  on  February  15,  2000   (Commission   File  No.
          333-92949).

          You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address:

            Fusion Networks Holdings, Inc.
            8115 N.W. 29th Street
            Miami, Florida 33122
            Attn: Corporate Secretary
            (305) 477-6701

                                  OUR BUSINESS

     We operate through our subsidiary companies, Fusion Networks, Inc. ("Fusion") and IDM Environmental Corp. ("IDM"). We acquired Fusion and IDM pursuant to a holding company reorganization of IDM and merger of a subsidiary with Fusion in April 2000.

     Fusion is an Internet portal company founded to provide improved Internet content and services to Latin American markets and to the Spanish and Portugese speaking population around the world. Fusion Networks launched its Internet site, LatinFusion.com, in Bogota, Colombia in October 1999 followed by the launch of its site in Miami in January 2000, and plans similar launches in targeted cities and regions in the Americas and Europe.

     IDM is a global, diversified services and project development company offering a broad range of design, engineering, construction, project development and management, and environmental services and technologies to government and private industry clients. Through its domestic and international affiliates and subsidiaries, IDM offers services and technologies, and operate, in three principal areas: Energy and Waste Project Development and Management, Environmental Remediation and Plant Relocation.

                                  RISK FACTORS

     You should carefully consider the following risk factors and other information set forth in this prospectus before deciding to buy our securities.

Risks Related to Fusion Networks

Company Risks

We have only been in business for a short period of time, so your basis for evaluating our company is limited

     We have only an extremely limited operating history for you to evaluate our business. We were incorporated in July 1999 and launched the LatinFusion.com web site on a pilot basis in October 1999. Other than development of our business plan and steps taken to implement that business plan, we have conducted limited operations since inception and, as of December 31, 1999 had generated no operating revenues.

     You must consider the risks, expenses and uncertainties that an early stage Internet company like ours faces. These risks include our ability to:


     - fund the proposed expansion of the LatinFusion.com network in new markets;

     - increase awareness of the LatinFusion.com brand and continue to build user loyalty;

     -    expand the content and services on our network;

     -    attract a larger audience to our network;

     -    attract a large number of advertisers from a variety of industries;

     -    maintain our current, and develop new, strategic relationships;

     -    respond effectively to competitive pressures; and

     -    continue to develop and upgrade our technology.

     We cannot assure you that we will be successful or that we will be able effectively to compete and achieve market acceptance or otherwise address the risk factors disclosed in this proxy statement/prospectus.

We have not generated any operating revenues, have not operated profitably and expect to operate at a loss for the foreseeable future

     As of September, 1999, we had generated no operating revenues since inception and had an accumulated deficit of approximately $409,238. We expect to continue to incur significant losses for the foreseeable future. Although our revenues are expected to grow rapidly, for the foreseeable future, our expenses are expected to grow even faster and we expect to increase our spending significantly. Accordingly, we will need to generate significant revenues to achieve profitability. We may not be able to do so.

We may not be able to generate substantial advertising revenues as called for in our business plan

     Our business plan is dependent on the anticipated expansion of online advertising in Latin America and the growth of our revenues is dependent on establishing and growing revenues generated by advertising. If the market for online advertising in Latin America does not develop to the extent anticipated or develops at a slower pace than anticipated or if we are unable to secure and maintain online advertising relationships, our revenues may be insufficient to operate profitably.

     Online advertising is an unproven business and our ability to generate and maintain significant advertising revenues will depend, among other things, on:

     -    advertisers'   acceptance   of  the  Internet  as  an  effective   and
          sustainable advertising medium;

     - the development of a large base of users of our portal network possessing demographic characteristics attractive to advertisers;

     -    our  ability  to  contract  with  a  diverse   group  of   advertising
          affiliates; and

     - the effectiveness of our advertising delivery, tracking and reporting system.

     We have developed an "infomercial" advertising model. We have not, however, as yet, entered into any substantial advertising arrangements pursuant to which advertisements will appear on our network. We anticipate that most advertising affiliates will contract for our services under agreements cancelable upon a specified notice period. Our advertising affiliates will measure satisfaction by acceptable revenue levels, the number of times users view an advertisement, general reputation of our network and loyalty to our network among users and timely and accurate reporting. There can be no assurance that:

- we will be able to attract a sufficient number of advertisers to allow us to operate profitably;

-    our advertising affiliates will remain associated with us; or

- our advertising affiliates will maintain consistent or increasing traffic levels over time.

     The loss of our advertising affiliates or a reduction in traffic on such Web sites or on our portal may cause advertisers to withdraw from our network, which, in turn, could reduce our future advertising revenues.

Some of our advertising revenues may be non-cash revenues which do not provide funds to pay operating expenses or expansion costs

     We may enter into reciprocal advertising arrangements under which we exchange advertising on our network for advertising space on traditional advertising mediums, such as radio, television, newspapers and magazines. Reciprocal advertising arrangements do not generate any cash revenues and, therefore, do not provide funds to pay operating expenses or expansion costs. Such reciprocal advertising arrangements may represent a substantial portion of our revenues, particularly in the early months and years of operation of our network.

We will rely on content provided by third parties to attract users and advertisers

     Pursuant to our business plan, we expect to rely on a number of third parties to create and supply content in order to make our network more attractive to users and advertisers. The loss of content, or receipt of content which is not attractive to users or is readily available at other sites, could result in reduced traffic volume to our network and reduced revenues. To remain competitive, we must continue to enhance and improve our content. We have entered into a limited number of arrangements with content providers and must enter into additional arrangements to provide for the quality and volume of content necessary to make our network an attractive site. We anticipate that most of these arrangements will not be exclusive and will be short term in nature or cancelable on short notice. There can be no assurance that we will be successful in establishing and maintaining relationships with content providers.

We will rely on various strategic relationships with electronic commerce merchants, technology providers and others

     Our business is expected to depend on establishing relationships with leading electronic commerce merchants, and technology and infrastructure providers. If we are unable to establish such relationships or if the parties with which we have these relationships do not adequately perform their obligations, reduce their activities with us, choose to compete with us or provide their services to a competitor, we may have more difficulty attracting and maintaining visitors to our network and our revenues and profitability may decline. We have not, as yet, entered into any substantial relationships with electronic commerce merchants or technology or infrastructure providers. Because most of our agreements with these third parties are not expected to be exclusive, our competitors may seek to use the same partners as we do and attempt to adversely impact our relationships with our partners. We might not be able to maintain these relationships or replace them on financially attractive terms. Also, we intend to actively seek additional relationships in the future. Our efforts in this regard may not be successful.

We will be required to continually enhance and invest in our network to attract users and advertisers

     In order to attract and retain users and advertisers to our network, we must continually improve the responsiveness, functionality and features of our network and develop other products and services that are attractive to users and advertisers. If we are unsuccessful in developing or introducing features, functions, products and services that visitors and advertisers find attractive in a timely manner we will likely experience reduced visitor traffic, revenues and profitability.

Unexpected systems interruptions and capacity constraints could reduce user traffic, reducing revenues and impeding development of our business

     Any systems failure or inadequacy that causes interruptions in the availability of our services, or increases the response time of our services, as a result of increased traffic or otherwise, could reduce user satisfaction, future traffic and our attractiveness to users and advertisers resulting in reduced revenues. In addition, as the amount of Web pages and traffic increases, there can be no assurance that we will be able to scale our systems proportionately. There also can be no assurance that our ad serving technology can continue to properly track the number of impressions on our advertising affiliates if traffic increases substantially. We are also dependent upon Web browsers, ISPs, and other Web site operators in Latin America and elsewhere, which may experience significant system failures and electrical outages and our users may experience difficulties due to system failures unrelated to our systems and services.

     We have limited backup systems and redundancy and we may experience system failures and electrical outages from time to time which disrupt our operations. We do not presently have a disaster recovery plan in the event of damage from fire, hurricanes, floods, power loss, telecommunications failures, break-ins and similar events. If any of the foregoing occurs, we may experience a complete system shut-down. If we experience delays and interruptions, or if a computer virus affecting our system is highly publicized, visitor traffic may decrease and our brand could be adversely affected. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Because our revenues depend on the number of individuals who use our network, our business may suffer if our efforts to maintain our system are unsuccessful. Further, any significant equipment, computer virus or related systems problem, could require us to incur significant unanticipated expenses to remedy these problems and could divert management's time and attention. Although we carry general liability insurance, our insurance may not cover any claims by dissatisfied providers or subscribers or may not be adequate to indemnify us for any liability that may be imposed in the event that a claim were brought against us. To improve performance and to prevent disruption of our services, we may have to make substantial investments to deploy additional servers or one or more copies of our Web sites to mirror our online resources.

Development   of  our   business   and  revenue   growth  could  be  impeded  if
LatinFusion.com is not successful in establishing brand awareness for the network

     Maintaining the LatinFusion.com brand is critical to our ability to expand our user base and our revenues. If we fail to promote our brand successfully or if visitors to our network or advertisers do not perceive our services to be of high quality, the value of the LatinFusion.com brand could be diminished resulting in reduced user traffic and revenues. We believe that the importance of brand recognition will increase as the number of Internet sites in Latin America grows. In order to attract and retain Internet users, advertisers and electronic commerce partners, we intend to increase substantially our expenditures for creating and maintaining brand loyalty. Our success in promoting and enhancing the LatinFusion.com brand will also depend on our success in providing high quality content, features and functionality.

We may not be able to obtain sufficient funds to implement our business plan and grow our business

     Implementation of our business plan and growth of our business will require substantial additional funding. If we are unable to raise additional capital, our ability to implement our business plan, to grow our business and to operate profitably could be impeded. Because we expect to generate losses for the foreseeable future, we do not expect that income from our operations will be sufficient to meet these needs. Therefore, we will likely have substantial future capital requirements after the merger. Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance, and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive for us.

Rapid growth in operations could strain our managerial, operational and financial resources, resulting in reduced revenues and profitability

     The planned growth of our network and operations may place a significant strain on our managerial, operational and financial resources. Our failure to expand and integrate these areas in an efficient manner could cause our expenses to grow and our revenues to decline or grow more slowly than expected. To accommodate this planned growth, we must implement continually new or upgraded operating and financial systems, procedures and controls throughout many different locations. In addition, our future success will also depend on our ability to expand, train and manage our workforce, in particular our sales and marketing organization, both domestically and internationally. We will also have to maintain close coordination among our technical, accounting, finance, marketing, sales and editorial personnel. We may not succeed with these efforts.

The loss of key personnel could impede implementation of our business plan and reduce profitability

     Our future success will depend, in substantial part, on the continued service of our senior management, including Mr. Hernando Bahamon, our Chief Executive Officer, and key technical and sales personnel. The loss of the services of one or more of our key personnel could impede implementation of our business plan and reduce profitability. We have applied for a key person life insurance policy in the amount of $5 million on the life of Mr. Bahamon, but have not, as yet, obtained such policy. Our future success will also depend on our continuing ability to attract, retain and motivate highly qualified technical, sales and marketing, customer support, financial and accounting, and managerial personnel. Competition for this personnel, in particular information technology professionals, is intense, and we cannot assure you that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain other highly qualified personnel in the future.

Latin American Internet Risks

The Latin American Internet industry is a developing market and has not proven as an effective commercial medium

     The market for Internet services in Latin America is in an early stage of development. If Internet usage in Latin America does not continue to grow or grows more slowly than we anticipate, the development of our business may be impeded and our revenues may be insufficient to operate profitably. Since the Internet is an unproven medium for advertising and other commercial services, our future operating results will depend substantially upon the increased use of the Internet for information, publication, distribution and commerce and the emergence of the Internet as an effective advertising medium in Latin America.

     Critical issues concerning the commercial use of the Internet in Latin America such as security, reliability, cost, ease of deployment, administration and quality of service may affect the adoption of the Internet to solve business needs. The most advanced security measures for electronic sales transactions have been developed to accommodate credit card sales. The use of credit cards is not, however, a common practice in Latin America. While debit cards are more common than credit cards in Latin America and a security system has been developed for use with debit cards, consumers will have to be confident that adequate security measures protect electronic sales transactions in the Latin American market before electronic commerce can attain wide acceptance. Further, cost of access, poor reliability and poor service may prevent many potential Latin Americans from using the Internet.

Our ability to grow users of our network depends on the establishment of an adequate telecommunications infrastructure in Latin America

     The telecommunications infrastructure in many parts of Latin America is not as well-developed as in the United States or Europe. If improvements to the Latin American telecommunications infrastructure do not occur or if access to the Internet in Latin America does not continue to grow or grows more slowly than we anticipate, the development of our business may be impeded and our revenues may be insufficient to operate profitably. Access to the Internet requires a relatively advanced telecommunications infrastructure. The quality and continued development of the telecommunications infrastructure in Latin America will have a substantial impact on our ability to deliver our services and on the market acceptance of the Internet in Latin America in general. If further improvements to the Latin American telecommunications infrastructure are not made, the Internet will not gain broad market acceptance in Latin America.

Social, political and economic risks associated with doing business in Latin America may impede the development of our business

     Social, political and economic conditions in Latin America are volatile and may cause our operations to fluctuate. This volatility could make it difficult for us to implement and grow our business and to sustain our expected growth in revenues and earnings, which could have an adverse effect on our stock price. Historically, volatility has been caused by significant governmental influence over many aspects of local economies, political instability, unexpected changes in regulatory requirements, social unrest, slow or negative growth, imposition of trade barriers, and wage and price controls.

     We have no control over these matters. Volatility resulting from these matters may decrease Internet availability, create uncertainty regarding our operating climate and adversely affect our customers' advertising budgets, all of which may impede the development of our business and result in reduced revenues and profitability.

Currency exchange rate fluctuation may impede development of our business and result in exchange rate losses

     Currency fluctuations and poor general economic conditions in Latin American countries may cause our customers to reduce their advertising spending, which could impede development of our business and could cause our revenue to decline unexpectedly. Many countries in Latin America, including major Latin American markets such as Brazil and Argentina, have experienced significant economic downturns and currency rate volatility. Currency fluctuations, as well as high interest rates, inflation and high unemployment, have materially and adversely affected the economies of these countries.

     In addition to potentially adversely impacting our revenues, currency fluctuations may give rise to exchange rate losses. We may bill customers in Latin America in local currencies. Our accounts receivable from these customers will decline in value if the local currencies depreciate relative to the U.S. dollar. Although we may enter into hedging transactions in the future in an effort to reduce our exposure to exchange rate fluctuations, we may not be able to do so successfully. In addition, our currency exchange losses may be magnified if we become subject to exchange control regulations restricting our ability to convert local currencies into U.S. dollars.

Intense competition in the Latin American Internet industry could cause our revenues to be insufficient to operate profitably

     Intense competition in the Latin American Internet industry could result in lower advertising rates, price reductions and lower profit margins, loss of visitors, reduced page views, or loss of market share. Any one of these could result in reduced revenues and a lack of profitability.

     The Latin American Internet market is characterized by an increasing number of entrants because of low barriers to entry into the market. In addition, the Internet industry is relatively new and subject to continuing definition and as a result, our competitors may better position themselves to compete in this market as it matures. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories in the Internet market, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources than do we. Any of our present or future competitors may provide products and services that provide significant performance, price, creative or other advantages over those offered by us. We can provide no assurance that we will be able to compete successfully against our current or future competitors.

Regulatory and Legal Risks

Regulation of the Internet industry in Latin America and other markets may impede implementation of our business plan

     The laws governing the Internet remain largely unsettled, even in areas where there has been some legislative action. New legislation and regulation could increase our cost of doing business, dampen the growth in the use of the Internet generally, and our network in particular, and decrease the acceptance of the Internet as a communications and commercial medium, which could impede implementation of our business plan resulting in reduced revenues and a lack of profitability. It may take years to determine whether and how existing laws, including those governing intellectual property, privacy, libel and taxation, apply to the Internet generally and electronic publishing, advertising and commerce in particular. In addition to new laws and regulations being adopted, existing laws may be applied to the Internet. New and existing laws may cover issues which include: sales and other taxes, user privacy, pricing controls, characteristics and quality of products and services, consumer protection, cross-border commerce, libel and defamation, copyright, trademark and patent infringement, pornography, and other claims based on the nature and content of Internet materials.

     In addition, because the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet usage have begun to experience interruptions in phone service, some local telephone carriers have petitioned governmental agencies to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on Internet service providers and online service providers. If any of these petitions or the relief that they seek is granted, the costs of communicating on the Internet could increase substantially, potentially adversely affecting the growth in the use of the Internet.

     Further, due to the global nature of the Internet, it is possible that, although transmissions relating to our services originate in one state or country, governments of other states or countries might attempt to regulate our services or levy sales or other taxes on our activities. We cannot assure you that violations of local or other laws will not be alleged or charged by local, state, federal or foreign governments, that we might not unintentionally violate these laws or that these laws will not be modified, or new laws enacted, in the future. Any of these developments could impede development of our business resulting in reduced revenues and a lack of profitability.

     Because we expect to have employees, property and business operations in the United States and throughout Latin America, we will be subject to the laws and the court systems of many jurisdictions. We may become subject to claims based on foreign jurisdictions for violations of their laws. In addition, these laws may be changed or new laws may be enacted in the future. International litigation is often expensive, time consuming and distracting. Accordingly, any of the foregoing could result in increased expenses and reduced profitability.

Failure to adequately protect and secure intellectual property rights may result in reductions in revenues or unexpected expenses

     Protection of our rights regarding intellectual property is believed to be critical to our success. Unauthorized use of our intellectual property by third parties may adversely affect our reputation resulting in reduced revenues. We intend to rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries are uncertain or do not protect intellectual property rights to the same extent as do the laws of the United States.

     Further, we may from time to time license technology from third parties or develop intellectual property internally for use on our network. We cannot be certain that our products do not or will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. We may incur substantial expenses in defending against these third-party infringement claims, regardless of their merit. Successful infringement claims against us may result in substantial monetary liability or may materially disrupt the conduct of our business.

We may be held liable for information retrieved from our network

     Because our services can be used to download and distribute information to others, there is a risk that claims may be made against us for defamation, negligence, copyright or trademark infringement or other claims based on the nature and content of such material. The laws in the United States and in Latin American countries relating to the liability of companies which provide online services, like ours, for activities of their visitors are currently unsettled. We could be subject to claims based on content retrieved from our network and incur significant costs in their defense. In addition, we could be exposed to liability for the selection of listings that may be accessible through our network or through content and materials that our visitors may post in classifieds, message boards, chat rooms or other interactive services. It is also possible that if any information provided through our services contains errors, third parties could make claims against us for losses incurred in reliance on the information. We intend to offer Web-based e-mail services, which expose us to potential liabilities or claims resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail, or interruptions or delays in e-mail service. We may be subject to claims based on products and services sold on our network

     We intend to enter into arrangements to offer third-party products and services on our network which may subject us to additional claims including product liability or personal injury from the products and services, even if we do not ourselves provide the products or services. These claims may require us to incur significant expenses in their defense or satisfaction. While our agreements with these parties are expected to provide that we will be indemnified against such liabilities, such indemnification may not be adequate.

     Although we carry general liability insurance, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could subject us to payment of amounts in excess of our available resources or could result in the imposition of criminal penalties. In addition, the increased attention focused on liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use.

Risks Related to IDM

We have a history of substantial operating losses and may continue to experience losses

     We have experienced significant operating losses during the past four years and may continue to experience losses in the future. We had net losses attributable to common stock of $7.2 million, $22.4 million, $9.9 million, $9.1 million and $3.9 million during the years ended December 31, 1999, 1998, 1997, 1996 and 1995, respectively. Until such time as we are able to begin one or more large projects on which delays in commencement have been experienced, or until such time as other projects are begun, if ever, we will continue to experience losses.

Intense competition may limit our ability to secure projects and result in lower margins

     Competition in the environmental services industry is intense. As a result of such competition, operating margins may be reduced and our ability to secure profitable contracts may be limited. The industry is dominated by large architectural engineering firms such as Bechtel, Fluor, Westinghouse, Foster Wheeler and ICF Kaiser, among others. Additionally, many smaller engineering firms, construction firms, consulting firms and other specialty firms have entered the environmental services industry in recent years and additional firms can be expected to enter into the industry. Many of the firms with which we compete in the environmental services industry have significantly greater financial resources and more established market positions than do we.

Various segments of the environmental industry are mature and are not growing

     With the entry of increasing competition, the market for certain labor intensive low technology services, such as asbestos abatement, dismantling and demolition, has become saturated resulting in lower margins in those segments. As a result of such maturation and competitive pressures many participants in the environmental services industry have incurred losses or significant declines in profitability in recent years. The maturation of those markets and our determination to avoid those markets reduces the potential market for our environmental services and potential revenues from such services. Further, there can be no assurance that other segments of the environmental services market not previously effected by competition and lower margins will not be adversely effected in the future.

We may incur write downs and other losses if we are unable to integrate recent acquisitions

     We have undertaken various strategic technology acquisitions and alliances in recent years in order to improve our competitive position and increase our potential revenues. In the event we are unable to successfully integrate our technology acquisitions/alliances with our existing operations or we are unable or unwilling to meet the funding requirements necessary to fully commercialize such technologies, it is possible that we could loss some or all of our investment in such technologies. There can be no assurance that we will be successful in integrating such new technologies with our existing service offerings. Further, it is possible that certain state-of-the-art technologies, including technologies which have been or may in the future be acquired by us, may not yet be commercially viable or may require ongoing funding beyond our capabilities before those technologies can be successfully deployed on a commercial basis.

We may incur write-downs and other losses if we are unable to successfully enter into the power production market

     We have devoted substantial resources to our entry into the power production market and expect to devote substantial additional resources to such efforts in the future. If we are unable to translate our efforts and investments into operating power facilities, we may incur substantial write-downs of our investments and other losses associated with such efforts. Our ability to profit from efforts in this regard is contingent upon our ability to successfully negotiate agreements with governmental, industrial and other entities whereby those entities agree to purchase all or a substantial portion of the power produced by those facilities, our ability to finance and construct power production facilities on terms deemed acceptable and our ability to purchase feed stocks and operate facilities at sufficiently low cost to generate operating profits and to recover the cost of constructing such facilities. We have no experience in constructing or operating power production facilities. There can be no assurance that we will be successful in consummating arrangements to construct, operate and sell power from such facilities. Even if we are successful in consummating such transactions, there can be no assurance that the facilities can or will be operated profitably or, given the nature of the anticipated purchasers of such production, that the foreign entities which have contracted to purchase such production will have the financial capability to purchase the power committed to be purchased.

     Despite our substantial investments to enter into the power production market, we have been unable to commence any substantial power production operations, other than of a development nature, and have been unable to secure adequate power purchase arrangements or financing to begin construction of any power plants to date.

     Additionally, even if we are successful in developing and financing power projects, a variety of independent power producers and private and government owned entities may provide power in some of the markets in which we expect to operate. Should those markets grow and undergo deregulation similar to that experienced in the United States, it can be expected that new competitors will enter those markets increasing pricing and competitive pressures.

     Accordingly, there can be no assurance that we will be successful in our efforts to enter that market, that we can operate on a profitable basis in the markets which we may enter or that any profits which may be generated will be sufficient to recover the cost of entering the power production market.

Our ability to perform certain environmental services is dependent on our ability to secure bonding

     In order to bid on and successfully secure contracts to perform environmental services of the nature offered, we may, depending upon the bid specifications, be required to provide surety bonds for each respective project. There can be no assurance that we will have adequate bonding capacity to bid on all of the projects which we would otherwise bid upon were we to have such bonding capacity or that we will in fact be successful in obtaining additional jobs on which we may bid. The number and size of contracts which we can perform is directly dependent upon our ability to obtain bonding which, in turn, is dependent upon our net worth, liquid working capital, and the nature and projected profitability of projects undertaken, among other factors. We have, from time to time, been unable to secure additional and larger contracts as a result of such bonding requirements and may incur similar difficulties in the future.

We are subject to potential liabilities and costs in connection with compliance with environmental regulations

     Environmental regulations, at the federal, state and local levels, impose stringent guidelines on companies which generate and handle hazardous materials as well as other companies involved in various aspects of the environmental services industry. Any future increases or changes in regulation may result in our incurring additional costs for equipment, retraining, development of new remediation or abatement plans, handling of hazardous materials and other costs.

     We have been named in complaints, and may be named in future complaints, as violating various regulations governing the removal of asbestos. We have settled certain complaints in the past by agreeing to pay civil fines or penalties without admitting liability. There can be no assurance, however, that any complaints which may arise in the future can be settled on a favorable basis. In any event, because of the nature of our operations and the industry in which we operate, the potential for liability and the extent of such potential liability is very substantial. Any such liability which is determined to exist could result in unexpected expenses, operating losses and demands in excess of our resources.

We may be exposed to damages or claims not covered by insurance or exceeding the limits of our insurance coverage

     Our environmental impairment insurance policy does not cover any liability arising from radiological operations other than low level radioactive soil excavation and facility cleaning. If, in the absence of such insurance, were we to incur liability for environmental impairment in connection with excluded radiological services, such liability could result in unexpected expenses and demands in excess of our resources. Further, as the cost of cleaning or correcting environmental hazards can be extremely high, even if we are determined to be liable for costs which are covered by insurance, there is no assurance that such coverage will be adequate to pay the entire cost thereof and, therefor, we may incur losses in excess of our insurance coverage.

Our operations are frequently dependent upon a small number of major customers and projects

     A significant portion of our revenues in recent years have come from, and a significant portion of our resources have been devoted to, one or more large clients and projects. We are subject to large decreases in revenues following the completion of large projects. In order for us to replace the revenues attributable to large projects, we must secure one or more large projects or a large number of smaller projects upon completion of such projects. There is no assurance that we can adequately replace such projects with other projects which will produce as much revenue. Further, there is no assurance that we will not continue to be dependent upon a small number of major customers for a significant portion of our revenues and earnings.

We are dependent upon the efforts of key personnel

     Our operations are dependent upon the continued efforts of senior management. Should any of the members of our senior management be unable or unwilling to continue in their present roles or should such persons determine to enter into competition with us, our ability to bid on and perform certain projects could be limited resulting in reduced revenues and operating profits.

We are dependent on temporary labor

     The location and other factors effecting jobs performed away from the immediate vicinity of our headquarters result in our regularly hiring temporary workers on site. We may experience difficulties in satisfactorily performing jobs and, in some cases, may be exposed to certain liabilities as a result of the acts or performance of such temporary workers. There is no assurance that all such temporary workers will perform at levels acceptable to us and our customers. Additionally, in some locations, we may be required to hire unionized temporary labor. The hiring of such unionized workers may give rise to various other considerations affecting the performance of jobs, including possible work stoppages and varying wage and benefit demands, among others.

Our substantial working capital and financing requirements and lack of financial resources may cause us to have to sell assets, curtail operations or secure third party financing

     Pending the receipt of payments for services rendered, we must typically fund substantial project costs, including significant labor and bonding costs. If we have inadequate working capital to fund such costs and support ongoing operations, we must sell assets, curtail operations or secure third party financing.

     As a result of working capital shortages, we were required to raise additional capital through the sale of equity securities on multiple occasions since 1995. There is no assurance that we will not require additional financing in the future. While we have agreed with Fusion Networks that one-half of all proceeds received from the exercise of outstanding options and warrants will be contributed to our capital to support operations and we intend to seek any bank or other financing which may be required in the future, there is no commitment on the part of any option or warrant holders to exercise those options or warrants and no source of potential financing has been identified and there is no assurance that any such financing will be available on terms acceptable to us, or at all, if needed.

We have been subject to, and may continue to be subject to, legal and administrative proceedings which may give rise to possible liability

     We are periodically subject to lawsuits and administrative proceedings arising in the ordinary course of our business. We may incur substantial unexpected expenses as a result of such legal and administrative proceedings. Included in such proceedings are periodic administrative proceedings initiated by various environmental regulatory agencies.

We have experienced recurring difficulty collecting amounts owed pursuant to changes in the scope of services on projects

     We have periodically been required to expand the scope of services on projects due to undisclosed circumstances, delays or disruptions caused by clients or other contractors and change orders requested by customers. Should we be unable to collect reasonable compensation for additional services or should we experience extended delays in paying such amounts, we may experience substantial losses from projects or substantial negative cash flow from projects until such time as payment is received. In such situations, we have routinely sought additional compensation for the additional services rendered as a result of such undisclosed circumstances, delays or disruptions and change orders. We have, on a number of occasions, had disputes with our clients as to the amount of additional compensation owed and delays in the payment of such amounts.

We have been a party to, and are a party to, transactions involving possible conflicts of interest

     We have been controlled, and may continue to be controlled, by Joel Freedman and Frank Falco, our principal officers, and have periodically engaged in transactions with Messrs. Freedman and Falco and entities controlled by Messrs. Freedman and Falco. Any current or future transactions with such affiliates may involve possible conflicts of interest.

We have amended and restated our financial statements

     As a result of cost overruns and unapproved change orders on a series of projects during 1996 and the first quarter of 1997, we implemented certain changes in the manner in which we account for job costs and revenues. In conjunction with those accounting changes, we restated our financial statements and amended our reports on Forms 10-Q for the quarters ended March 31, 1996, June 30, 1996, September 30, 1996, March 31, 1997, June 30, 1997 and September 30, 1997 and on Form 10-K for the year ended December 31, 1996.

Other Risks

The principal officers and stockholders of Fusion Networks may significantly influence matters to be voted on by stockholders following the merger

     The executive officers and 5% stockholders of Fusion Networks currently beneficially own approximately 70% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these stockholders may differ from the interests of the other stockholders. You may experience substantial dilution as a result of our ability to issue substantial amounts of additional shares without shareholder approval

     We have an aggregate of approximately 50,943,000 shares of common stock authorized but unissued and not reserved for specific purposes and an additional 12,167,000 shares of common stock unissued but reserved for issuance pursuant to outstanding warrants and options. Although there are no other present plans, agreements, commitments or undertakings with respect to the issuance of additional shares, or securities convertible into any such shares, any shares issued would further dilute the percentage ownership held by the public shareholders. All of such shares may be issued without any action or approval by shareholders.

     In addition to the above referenced shares of common stock which may be issued without shareholder approval, we have 1,000,000 shares of authorized preferred stock, of which no shares are outstanding. Prior to the distributions of any amounts to the holders of common stock, whether as dividends or on liquidation, the holders of outstanding preferred stock must have received their cumulative dividend or liquidation preference, as appropriate. While we have no present plans to issue any shares of preferred stock, the board of directors will have the authority, without shareholder approval, to create and issue one or more series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. The issuance of any of such series of preferred stock could have an adverse effect on the holders of common stock.

     The ability of the board of directors to fix the terms of and issue shares of preferred stock without shareholder approval, and other anti-takeover provisions in our certificate of incorporation and bylaws and available under Delaware law, could (1) result in our being less attractive to a potential acquiror and (2) result in shareholders receiving less for their shares than otherwise might be available in the event of a take over attempt.

The market price of our shares may experience price and volume fluctuations

     Broad market fluctuations may adversely affect the market price of our common stock. The stock market has, from time to time, experienced extreme price and volume fluctuations. The market prices of the securities of Internet-related companies have been especially volatile, including fluctuations that are often unrelated to the operating performance of the affected companies.

     The market price of our common stock could be subject to significant fluctuations due to a variety of factors, including:

     - public announcements concerning us or our competitors, or the Internet industry;

     -    fluctuations in operating results;

     -    introductions of new products or services by us or our competitors;

     -    changes in analysts' earnings estimates; and

     -    announcements of technological innovations.

     In the past, companies that have experienced volatility in the market price of their stock, including IDM, have been the object of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and a diversion of our management's attention and resources and have a material adverse effect on our business, results of operation and financial condition.

Future sales of shares of our common stock may negatively affect our stock price

     If our stockholders sell substantial amounts of our common stock, including shares issuable upon the exercise of outstanding options and warrants in the public market, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. Persons who may be deemed to be affiliates of either IDM or Fusion include individuals or entities that control, are controlled by, or are under common control of either IDM or Fusion and may include some of the officers, directors, or principal shareholders of IDM or Fusion. Affiliates may not sell their shares of common stock acquired in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     -    an exemption under paragraph (d) of Rule 145 under the Securities Act;
          or

     -    another applicable exemption under the Securities Act.

We do not expect to pay dividends for the foreseeable future

     We have not declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our Common Stock. Our ability to pay dividends is dependent upon, among other things, our future earnings, operating and financial condition, our capital requirements, general business conditions and other pertinent factors, and is subject to the discretion of our board of directors. Further, as noted above, no distributions may be made with respect to the common stock unless all cumulative dividends with respect to outstanding preferred stock, if any, have been paid. Accordingly, there is no assurance that any dividends will ever be paid on our common stock.


                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Stockholders.

                              SELLING SHAREHOLDERS

     This Prospectus relates to the reoffer and resale of the following Shares which may be issued to the following affiliates of the Company (the "Selling Shareholders"):

                                                    Shares Purchasable
                              Number of Shares     Under Stock Options  Shares Held After
Name and Position          Held Prior to Offering   And Offered Hereby  Exercise and Sale
------------------         ----------------------  -------------------  -----------------

Joel A. Freedman
Director of the Company
and President and Chief
Executive Officer of IDM (1)         813,750              813,750                   0

Frank A. Falco
Director of the Company
and Executive Vice President and
Chief Operating Officer of IDM (1)   860,855              813,750              47,105

-------------------------

(1) Includes 813,750 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof.

                              PLAN OF DISTRIBUTION

     Pursuant to this prospectus, the selling stockholders may sell shares of common stock from time to time in transactions on such exchanges or markets as the common stock may be listed for trading from time to time, in separately-negotiated transactions, in an underwritten offering, or by a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. As used herein, "selling stockholder" includes pledgees, donees, transferees and other successors in interest to the selling stockholders selling shares received from a selling stockholder after the date of this prospectus. The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Other methods by which the shares of common stock may be sold include, without limitation: (i) transactions which involve cross or block trades or any other transaction permitted by the Nasdaq National Market or other trading markets, (ii) "at the market" to or through market makers or into an existing market for the common stock, (iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
(iv) through transactions in options or swaps or other derivatives (whether exchange-listed or otherwise), (v) through short sales, or (vi) any combination of any such methods of sale. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery to such broker dealers of the common stock offered hereby, which common stock such broker-dealers may resell pursuant to this prospectus. The selling stockholders may also make sales pursuant to Rule 144 under the Securities Act of 1933, as amended, if such exemption from registration is otherwise available.

     The selling stockholders and any broker-dealers who act in connection with the sale of shares of common stock hereunder will be subject to the prospectus delivery requirements because they may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. All costs, expenses and fees in connection with the registration of the common stock offered hereby will be borne by us. Brokerage commissions attributable to the sale of common stock, if any, will be borne by the selling stockholders. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

                                  LEGAL MATTERS

     The legality of the securities offered hereby will be passed on for us by Vanderkam & Sanders, Houston, Texas. Vanderkam & Sanders owns 5,000 shares of Common Stock, and a partner in the firm of Vanderkam & Sanders holds options to purchase 13,000 shares of Common Stock, of the Company.

                                     EXPERTS

     The consolidated financial statements and schedules of IDM included in the Annual Report on Form 10-K of IDM for the year ended December 31, 1999 and incorporated by reference herein have been audited by Samuel Klein & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The consolidated financial statements and schedules of Fusion included in the Company's joint proxy statement/prospectus and incorporated by reference herein have been audited by Samuel Klein & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant, are incorporated herein by reference and made a part hereof:

     (a)  The  Registrant's   Form  424(b)   Prospectus   (Commission  File  No.
          333-92949) filed February 29, 2000;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

     (c)  The description of securities  included in Form S-4 declared effective
          by  the  Commission  on  February  15,  2000   (Commission   File  No.
          333-92949).

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     The law firm of Vanderkam & Sanders has rendered an opinion in connection with the shares offered under the Plans. Vanderkam & Sanders holds 5,000 shares of common stock of the Registrant and a partner in the firm of Vanderkam & Sanders holds 13,000 stock options under the Plans.

Item 6. Indemnification of Directors and Officers

     Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL.

     The   Registrant's   Certificate   of   Incorporation   provides   for  the
indemnification of directors, officers and employees of the Registrant to the fullest extent permitted under Section 145 of the DGCL.

     Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of the Registrant eliminates the liability of a director of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

     The Registrant will carry policies of insurance which cover the individual directors and officers of the Registrant for legal liability and which would pay on behalf of the Registrant for expenses of indemnification of directors and officers in accordance with the Certificate of Incorporation.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     Exhibit
       No.             Description of Exhibit
    ---------         ------------------------

      5.1 Opinion of Vanderkam & Sanders as to the legality of the securities being registered
     23.1      Consent of Vanderkam & Sanders (included in Exhibit 5.1).
     23.2      Consent of Samuel Klein and Company

Item 9. Undertakings

     (a)  The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii)to include  any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided,  however, that the undertakings set forth in paragraphs
               (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Fusion Networks Holdings, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South River, State of New Jersey, on the 12 day of April, 2000.

                                                 FUSION NETWORKS HOLDINGS, INC.



                                                 By: /s/ Joel Freedman
                                                    ----------------------------
                                                     Joel Freedman
                                                     President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on April 12, 2000 by the following persons in the capacities indicated:


    Name and Signature                   Title
---------------------------           -------------

 /s/ Joel A. Freedman                President, Principal Executive Officer
---------------------------          and Director
     Joel A. Freedman


 /s/ Michael B. Killeen              Chief Financial Officer and Director
---------------------------
     Michael B. Killeen


 /s/ Frank A. Falco                   Director
---------------------------
     Frank A. Falco